ARNALL GOLDEN & GREGORY, LLP
                            2800 One Atlantic Center
                        1201 West Peachtree Street, N.W.
                           Atlanta, Georgia 30309-3450


                                                                 (404) 873-8500

                                                                 (404) 873-8501



                                  June 23, 1999



Isolyser Company, Inc.
4320 International Boulevard, NW
Norcross, Georgia   30093

         RE:      Registration Statement on Form S-8

Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 700,000 shares (the "Shares") of common stock, $.001 par value, which may be issued by the Company in accordance with options granted under your 1999 Employee Stock Purchase (the "ESPP").

         In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement (after it is declared effective) and the ESPP, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                          Very truly yours,

                                          ARNALL GOLDEN & GREGORY, LLP


                                          /s/ARNALL GOLDEN & GREGORY, LLP